UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 EMB CORPORATION
             (Exact name of Registrant as specified in its charter)

            HAWAII                                               95-3811580
            ------                                               ----------
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


         5075 WARNER AVENUE, SUITE B, HUNTINGTON BEACH, CALIFORNIA 92649
         ---------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                           1999 STOCK PLAN, AS AMENDED
                          ----------------------------
                              (Full title of Plan)

                           JAMES E. SHIPLEY, PRESIDENT
                                 EMB CORPORATION
                           5075 WARNER AVENUE, SUITE B
                       HUNTINGTON BEACH, CALIFORNIA 92649
                       ----------------------------------
                     (Name and address of agent for service)

                                 (714) 377-2118
                                 --------------
          (Telephone number, including area code, of agent for service)


                                  CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum     Proposed Maximum
Title of Securities      Amount to be   Offering Price per   Aggregate Offering      Amount of
 to be Registered       Registered (1)      Share (2)              Price         Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock, no par   7,000,000 shares       $.20             $1,400,000.00          $128.80
   value
-------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions. The
     Company previously registered 1,250,000 shares under the 1999 Stock Plan by Post-Effective Amendment No. 1 to Form S-8, which was filed with the Securities and Exchange Commission on April 11, 2000.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     *

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     *

     *The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously or concurrently filed by EMB Corporation (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-KSB/A, for the fiscal year ended September 30, 2001 (the "Annual Report") filed by the Company (SEC File No. 1-11883) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on February 19, 2002.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

(c) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in Amendment No. 2 to its Form SB-2 Registration Statement (File No. 333-21719) filed with the Commission on August 27, 1997, is hereby incorporated by reference.

All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

All documents incorporated by reference herein will be made available to all participants in the 1999 Stock Plan without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

                                James E. Shipley
                                 EMB Corporation
                           5075 Warner Avenue, Suite B
                       Huntington Beach, California 92649
                                 (714) 377-2118


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is a Hawaii corporation. Section 415-48.5 of the Hawaii Business Corporation Act (the "HBCA") provides authority for broad indemnification of officers, directors, employees and agents of a corporation, with certain specified exceptions.

Article XIII of the Company's Restated Articles of Incorporation provides that the Company shall have the power to indemnify its directors, officers, employees and agents to the fullest extent allowed by the HBCA.

Article III, Section 6 of the Company's By-Laws provides for extensive indemnification of its directors, officers, employees and agents.

At the present time, the Company does not have any officer-director liability insurance, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Huntington Beach, State of California, on May 8, 2002.

EMB CORPORATION


By: /s/ James E. Shipley
---------------------------
James E. Shipley, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ James E. Shipley                    Dated: May 8, 2002
---------------------------             -------------------------
James E. Shipley
Director, President, Acting
Secretary and Acting
Principal Financial/ Chief
Accounting Officer


/s/ William R. Parker                   Dated: May 8, 2002
---------------------------             --------------------------
William R. Parker
Director


/s/ Rodney K. Thompson                  Dated: May 8, 2002
---------------------------             --------------------------
Rodney K. Thompson
Director

                                 EMB CORPORATION

                                  EXHIBIT INDEX
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT


     Exhibit No.        Description
     -----------        -----------

     4.1                1999 Stock Plan, as Amended

     5.1                Opinion of Bryan Cave LLP

     23.1               Consent of Kabani & Company, Inc.